Exhibit 99.1

Link Resources, Inc. Completes Share Exchange Transaction and
$12 Million Private Placement

Yantai Bohai Pharmaceuticals Group Co., Ltd.,
 a Revenue and Profit Generating Traditional Chinese Medicine Company in China, Becomes Link’s Principal Operating Subsidiary

CALGARY, Canada & YANTAI, China-- January 5, 2010--Link Resources, Inc. (OTCBB: LNKR) announced today the completion of a share exchange transaction and concurrent US$12 million private placement pursuant to which it acquired the parent company of Yantai Bohai Pharmaceuticals Group Co., Ltd. (“Bohai”).

Based in Yantai, Shandong Province, China, Bohai is engaged in the production, manufacturing and distribution of traditional Chinese herbal medicines, including capsules and other products, in China. Bohai generated approximately $50.2 million in audited revenues and approximately $8.0 million in audited net earnings for the fiscal year ended June 30, 2009 and has approximately 500 employees, including 260 sales representatives operating from 20 offices in China.

In the share exchange transaction, the shareholders of Chance High International Limited, Bohai’s indirect parent company organized in the British Virgin Islands, exchanged all of their Chance High equity for 13,162,500 newly issued shares of Link, representing approximately 81% of the outstanding shares of Link prior to the private placement. Chance High is now a directly held, wholly-owned subsidiary of Link.

As part of the share exchange transaction, Link’s sole director and officer resigned and Hongwei Qu, Bohai’s Executive Director, was appointed President, Chief Executive Officer and interim Chief Financial Officer of Link as well as, subject to compliance with applicable SEC rules, Link’s sole director.

In the private placement, sold to approximately 143 “accredited” investors, Link issued 6,000,000 units at $2.00 per unit, resulting in gross proceeds of $12,000,000. Net proceeds to Link were approximately $9,700,000. Each unit consists of a $2.00 principal amount, two year convertible note and a three year warrant to purchase one share of Link common stock at $2.40 per share, subject to certain conditions. Euro Pacific Capital, Inc. acted as the lead placement agent and Chardan Capital Markets, LLC acted as co-placement agent.

Assuming full conversion of the notes and exercise of the warrants, the offering investors would own approximately 26.9% of the outstanding shares of Link and the former Chance High shareholders would own approximately 59.2% of the outstanding shares of Link. One Chance High shareholder, Glory Period Limited, a British Virgin Islands company controlled by Mr. Qu through contractual arrangements, would own approximately 40% the outstanding shares of Link assuming full conversion of the notes and exercise of the warrants.

Among other obligations to the private placement investors, Link will be required to register the shares of common stock underlying the notes and warrants with the SEC for public resale, appoint a board of directors comprised of a majority of independent directors, and appoint a new chief financial officer. It is also expected that Link will change its corporate name and stock symbol to more accurately reflect the business of Bohai. These actions are all expected to be undertaken over the next few months.

“This is an exciting milestone event for Bohai,” said Mr. Qu. “While we have achieved significant operational milestones during our corporate history in China, we view becoming a U.S. listed public company as a major opportunity to expand the Bohai brand and make further inroads into the growing traditional Chinese medicine market in the PRC.”

“We are very happy with the results of the private placement, especially with the number of investors we attracted,” continued Mr. Qu. “With the proceeds of this offering, we will be able to begin to execute on our near and long term strategic plans, which call for, among other key aspects, increasing our advertising and corporate and product branding and expanding our sales and marketing personnel. Our goal is simple – we will look to translate the benefits that we believe our products provide to our customers in China into growth in our revenues and earnings and, ultimately, increased shareholder value for our U.S. shareholders.”

Additional information regarding the share exchange, the private placement, the terms of the notes and warrants, and the Bohai’s business, including Bohai’s audited financial statements, will be disclosed a Current Report on Form 8-K to be filed by Link with the Securities and Exchange Commission.

About Link Resources, Inc.

Link was incorporated under the laws of the State of Nevada on January 9, 2008. Since the first quarter of 2009, Link has engaged in an ongoing search for suitable business opportunities, including a potential merger. Pursuant to the Share Exchange Agreement, Bohai became Link’s principal operating company.

About Yantai Bohai Pharmaceuticals Group Co., Ltd.

Based in the city of Yantai, Shandong Province, China, Bohai is a profitable company principally engaged in the production, manufacturing and distribution of herbal pharmaceuticals based on traditional Chinese medicine in China. Bohai’s medicines address common health problems such as rheumatism, rheumatoid arthritis, respiratory diseases, viral infections, gynecological diseases and cardio vascular issues. Bohai’s products are sold either by prescription through hospitals or Over the Counter through local pharmacies and retail drug store chains. Sales and distribution are managed and executed by about 260 sales representatives located in 20 offices throughout China as of November 2009. In a significant development, on December 1, 2009, two of Bohai’s lead products, Tongbi Capsules and Tablets and Lung Nourishing Cream, became eligible for reimbursement under China’s National Medical Insurance Program. In fiscal year ended June 30, 2009, these two products accounted for more than 50% of Bohai’s revenues.

Cautionary Note Regarding Forward Looking Statements

This press release and the statements of representatives and partners of Link Resources, Inc., Yantai Bohai Pharmaceuticals Group Co., Ltd. and related entities (collectively, the “Company”) related thereto contain, or may contain, among other things, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are “forward-looking statements,” including statements regarding: the impact of the proceeds from the private placement on the business and operations of the Company; the ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are subject to significant involve known and unknown risks and uncertainties ad are often identified by the use of forward-looking terminology such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company undertakes no duty to update these forward-looking statements except as required by law.

Contact:

Trilogy Capital Partners - Asia
Darren Minton, Executive Vice President
Toll-free:               800-592-6067         800-592-6067
info@trilogy-capital.com